                                                              EXHIBIT (8)(g)(ii)

                                SECOND AMENDMENT
                                       TO
                             PARTICIPATION AGREEMENT
                                     AMONG
                             PUTNAM VARIABLE TRUST,
      PUTNAM RETAIL MANAGEMENT, INC. (f/k/a PUTNAM MUTUAL FUNDS CORP.),
                                       AND
                     AMERICAN GENERAL LIFE INSURANCE COMPANY

THIS FIRST AMENDMENT TO PARTICIPATION AGREEMENT ("Amendment") dated as of January 15, 2004, amends the Participation Agreement dated as of June 1, 1998 (the "Agreement") among AMERICAN GENERAL LIFE INSURANCE COMPANY ("Company"), a Texas corporation, on its own behalf and on behalf of each separate account of the Company set forth on Schedule A, as such Schedule may be amended from time to time (each such account hereinafter referred to as the "Account"), PUTNAM VARIABLE TRUST (the "Trust") a Massachusetts business trust, and PUTNAM RETAIL MANAGEMENT, INC. (f/k/a PUTNAM MUTUAL FUNDS CORP.) (the "Underwriter"), a Massachusetts corporation. All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as ascribed in the Agreement.

                                WITNESSETH THAT:

WHEREAS, pursuant to the Agreement, the Company has established the Account, as set forth in Schedule A hereto, as such schedule may be amended from time to time, to set aside and invest assets attributable to the Contracts;

WHEREAS, the Company desires that an additional Account be made available to set aside and invest assets attributable to the Contracts; and

NOW, THEREFORE, in consideration of the mutual promises herein, the Company, the Trust and the Underwriter agree as follows:

1. The Agreement shall be amended to include Schedule A in the form attached hereto and incorporated therein.

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2.   Except as amended hereby, the Agreement dated as of June 1, 1998 is hereby ratified in all respects.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in its name and on its behalf by its duly authorized representative hereto as of the date specified above.

AMERICAN GENERAL LIFE INSURANCE COMPANY
By its authorized officer,


          ----------------------------
          Name:
          Title:


PUTNAM VARIABLE TRUST
By its authorized officer,


          ----------------------------
          Name:
          Title:


PUTNAM RETAIL MANAGEMENT, INC.
(f/k/a PUTNAM MUTUAL FUNDS CORP.)
By its authorized officer,


          ----------------------------
          Name:
          Title:

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                                                                      SCHEDULE A

                                Separate Accounts
                                -----------------
                            (As of January 15, 2004)

                     American General Life Insurance Company
                       Separate Account VL-R (May 6, 1997)

                     American General Life Insurance Company
                     Separate Account D (November 19, 1973)